FINANCE OF AMERICA REPORTS FIRST QUARTER 2025 RESULTS
– $3.17 in basic earnings per share or $80 million of net income from continuing operations for the quarter –
– $0.52 in adjusted earnings per share(2) or $13 million of adjusted net income(2) for the quarter –
– Adjusted EBITDA(2) for the quarter of $29 million –

Plano, Texas (May 6, 2025): Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA), a leading provider of home equity-based financing solutions for a modern retirement, reported financial results for the quarter ended March 31, 2025.

First Quarter 2025 Highlights(1)
•$3.17 in basic earnings per share or $80 million of net income from continuing operations for the quarter.
•$0.52 adjusted earnings per share or $13 million of adjusted net income(2) for the quarter.
•Adjusted EBITDA(2) of $29 million for the quarter.
•Funded volume of $561 million in the first quarter, eclipsing the high end of stated guidance range. This represents a 32% increase in volume from the first quarter of 2024.
•Adjusted net income(2) improved by $20 million compared to the first quarter of 2024 due to increased volumes and reduced operational expenses.
•Total equity increased to $395 million as of March 31, 2025.
•Tangible equity(2) grew by $88 million from the end of 2024 given the Company’s performance during the quarter.
(1) The financial information presented in the highlights is for the Company’s continuing operations.
(2) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

Graham A. Fleming, Chief Executive Officer commented, “Finance of America delivered a strong start to 2025, funding $561 million in loans and exceeding the high end of our guidance range. Our first quarter performance highlights the strength and growing relevance of reverse mortgages across a broad range of market conditions.

Building on this momentum, we recently launched our new brand platform, ‘A Better Way with FOA,’ along with a national advertising campaign. We are optimistic that these initiatives will help us increase awareness and adoption of reverse mortgages by showcasing the meaningful benefits our products can deliver in a compelling and authentic way. We are very excited about the future growth of FOA.”

(unaudited)
First Quarter Financial Summary of Continuing Operations

($ amounts in millions, except per share data)			Variance (%)		Variance (%)
	Q1'25	Q4'24	Q1'25 vs Q4'24	Q1'24	Q1'25 vs Q1'24
Funded volume	$561	$534	5%	$424	32%
Total revenues	166	(49)	439%	75	121%
Total expenses and other, net	84	96	(13)%	90	(7)%
Pre-tax income (loss) from continuing operations	82	(146)	156%	(16)	613%
Net income (loss) from continuing operations	80	(143)	156%	(16)	600%
Adjusted net income (loss)(1)	13	5	160%	(7)	286%
Adjusted EBITDA(1)	29	18	61%	—	N/A
Basic earnings (loss) per share	$3.17	$(5.95)	153%	$(0.58)	647%
Diluted earnings (loss) per share(2)	$2.56	$(5.95)	143%	$(0.58)	541%
Adjusted earnings (loss) per share(1)	$0.52	$0.21	148%	$(0.29)	279%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) Calculated using the treasury stock, if-converted, or two-class method, except when anti-dilutive.

Balance Sheet Highlights

($ amounts in millions)(1)	March 31,	December 31,	Variance (%)
	2025	2024	Q1'25 vs Q4'24
Cash and cash equivalents	$52	$47	11%
Securitized loans held for investment (HMBS & nonrecourse)	28,439	27,958	2%
Total assets	29,689	29,156	2%
Total liabilities	29,294	28,841	2%
Total equity	395	316	25%
(1)Numbers may not foot due to rounding.
•For the quarter, total equity increased from $316 million to $395 million, or 25%, reflecting enhanced operational performance and positive fair value adjustments on the Company’s retained interests in securitizations resulting from improving market inputs and model assumptions.
•Additionally, tangible equity increased from $99 million as of December 31, 2024, to $187 million as of March 31, 2025, an improvement of 89%.

(unaudited)
Segment Results

Retirement Solutions
The Retirement Solutions segment primarily generates revenue and earnings in the form of net origination gains and origination fees earned on the origination of reverse mortgage loans.

			Variance (%)		Variance (%)
($ amounts in millions)	Q1'25	Q4'24	Q1'25 vs Q4'24	Q1'24	Q1'25 vs Q1'24
Funded volume	$561	$534	5%	$424	32%
Total revenue	52	49	6%	46	13%
Pre-tax income (loss)	3	1	200%	(4)	175%
Adjusted net income(1)	9	8	13%	5	80%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
•For the quarter, the segment recognized pre-tax income of $3 million and adjusted net income of $9 million as a result of increased volumes compared to the prior quarter.
•Compared to the first quarter of 2024, total revenue increased by 13%, primarily due to an increase in funded volume, which led to a 175% improvement in pre-tax income and an 80% improvement in adjusted net income.
•Total expenses decreased from the first quarter of 2024 from $49 million to $48 million as the business completed the integration of the retail platform and streamlined business operations.

Portfolio Management
The Portfolio Management segment primarily generates revenue and earnings in the form of net interest income and fair value changes on our portfolio assets, monetized through securitization, sale, or other financing of those assets.

			Variance (%)		Variance (%)
($ amounts in millions)	Q1'25	Q4'24	Q1'25 vs Q4'24	Q1'24	Q1'25 vs Q1'24
Assets under management	$29,418	$28,877	2%	$27,357	8%
Assets excluding HMBS and nonrecourse obligations	1,664	1,479	13%	1,632	2%
Total revenue	129	(142)	191%	37	249%
Pre-tax income (loss)	105	(168)	163%	14	650%
Adjusted net income(1)	20	13	54%	6	233%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
•For the quarter, the segment recognized pre-tax income of $105 million, an improvement against the prior quarter and first quarter of 2024 due to positive fair value adjustments of retained interests in securitizations, resulting from market inputs and model assumptions, combined with an increase in accreted yield on the Company’s residual interests.
•Adjusted net income for the first quarter totaled $20 million, an increase of $7 million from the prior quarter, and an increase of $14 million from the first quarter of 2024.

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Financial Condition (in thousands, except share data) (unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$52,016	$47,383
Restricted cash	199,836	254,585
Loans held for investment, subject to HMBS related obligations, at fair value	18,809,023	18,669,962
Loans held for investment, subject to nonrecourse debt, at fair value	9,630,150	9,288,403
Loans held for investment, at fair value	634,104	520,103
Intangible assets, net	207,506	216,342
Other assets, net	154,285	157,261
Assets of discontinued operations	1,936	2,451
TOTAL ASSETS	$29,688,856	$29,156,490

LIABILITIES AND EQUITY
HMBS related obligations, at fair value	$18,590,357	$18,444,370
Nonrecourse debt, at fair value	9,163,399	8,954,068
Other financing lines of credit	1,008,894	918,247
Notes payable, net (includes amounts due to related parties of $162,283 as of both March 31, 2025 and December 31, 2024)	379,159	374,511
Payables and other liabilities	140,709	137,953
Liabilities of discontinued operations	11,452	11,677
TOTAL LIABILITIES	29,293,970	28,840,826

EQUITY
Class A Common Stock, $0.0001 par value; 6,000,000,000 shares authorized; 11,137,524 and 10,360,299 shares issued, respectively, and 10,711,674 and 9,934,449 shares outstanding, respectively	1	1
Class B Common Stock, $0.0001 par value; 1,000,000 shares authorized; 14 and 15 shares issued and outstanding, respectively	—	—
Additional paid-in capital	961,044	954,469
Accumulated deficit	(668,686)	(698,895)
Accumulated other comprehensive loss	(285)	(276)
Noncontrolling interest	102,812	60,365
TOTAL EQUITY	394,886	315,664
TOTAL LIABILITIES AND EQUITY	$29,688,856	$29,156,490

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Operations (in thousands, except share data) (unaudited)

	Q1'25	Q4'24	Q1'24
PORTFOLIO INTEREST INCOME
Interest income	$480,602	$473,244	$463,979
Interest expense	(410,167)	(404,025)	(393,804)
NET PORTFOLIO INTEREST INCOME	70,435	69,219	70,175

OTHER INCOME (EXPENSE)
Net origination gains	46,038	42,704	39,657
Gain on securitization of HECM tails, net	10,481	13,218	10,726
Fair value changes from model amortization	(40,956)	(51,927)	(57,608)
Fair value changes from market inputs or model assumptions	88,263	(173,052)	13,562
Net fair value changes on loans and related obligations	103,826	(169,057)	6,337
Fee income	6,346	7,074	6,322
Non-funding interest income (expense), net	(14,912)	43,334	(8,152)
NET OTHER INCOME (EXPENSE)	95,260	(118,649)	4,507

TOTAL REVENUES	165,695	(49,430)	74,682

EXPENSES
Salaries, benefits, and related expenses	33,930	33,201	39,023
Loan production and portfolio related expenses	11,330	14,984	8,613
Loan servicing expenses	7,741	7,701	8,218
Marketing and advertising expenses	10,731	9,886	8,512
Depreciation and amortization	9,658	9,739	9,678
General and administrative expenses	12,979	11,545	17,271
TOTAL EXPENSES	86,369	87,056	91,315
IMPAIRMENT OF OTHER ASSETS	—	(291)	(600)
OTHER, NET	2,367	(9,032)	1,453
NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	81,693	(145,809)	(15,780)
Provision (benefit) for income taxes from continuing operations	1,943	(3,180)	—
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	79,750	(142,629)	(15,780)
NET LOSS FROM DISCONTINUED OPERATIONS	(4,750)	—	(4,524)
NET INCOME (LOSS)	75,000	(142,629)	(20,304)
Noncontrolling interest	44,791	(83,541)	(12,766)
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$30,209	$(59,088)	$(7,538)

EARNINGS (LOSS) PER SHARE
Basic weighted average shares outstanding	10,177,266	9,930,520	9,648,558
Basic earnings (loss) per share from continuing operations	$3.17	$(5.95)	$(0.58)
Basic earnings (loss) per share	$2.97	$(5.95)	$(0.78)
Diluted weighted average shares outstanding	30,167,024	9,930,520	9,648,558
Diluted earnings (loss) per share from continuing operations	$2.56	$(5.95)	$(0.58)
Diluted earnings (loss) per share	$2.43	$(5.95)	$(0.78)

(unaudited)
Reconciliation to GAAP

($ amounts in millions)(1)	Q1'25	Q4'24	Q1'24
Reconciliation of net income (loss) from continuing operations to adjusted net income (loss) and adjusted EBITDA
Net income (loss) from continuing operations	$80	$(143)	$(16)
Add back: (Provision) benefit for income taxes	(2)	3	—
Net income (loss) from continuing operations before taxes	82	(146)	(16)
Adjustments for:
Changes in fair value(2)	(76)	141	(9)
Amortization or impairment of intangibles and impairment of other assets(3)	9	10	10
Equity-based compensation(4)	2	2	4
Certain non-recurring costs(5)	—	—	2
Adjusted net income (loss) before taxes	18	7	(9)
Benefit (provision) for income taxes(6)	(5)	(2)	2
Adjusted net income (loss)	13	5	(7)
Provision (benefit) for income taxes(6)	5	2	(2)
Interest expense on non-funding debt	11	11	8
Adjusted EBITDA	$29	$18	$—

($ amounts in millions except shares and $ per share)	Q1'25	Q4'24	Q1'24
GAAP PER SHARE MEASURES
Net income (loss) from continuing operations attributable to controlling interest	$32	$(59)	$(6)
Weighted average outstanding share count	10,177,266	9,930,520	9,648,558
Basic earnings (loss) per share from continuing operations	$3.17	$(5.95)	$(0.58)
If-converted method net income (loss) from continuing operations	$77	$(59)	$(6)
Weighted average diluted share count	30,167,024	9,930,520	9,648,558
Diluted earnings (loss) per share from continuing operations(7)	$2.56	$(5.95)	$(0.58)

NON-GAAP PER SHARE MEASURES
Adjusted net income (loss)	$13	$5	$(7)
Exchangeable senior secured notes interest expense(8)	3	—	—
Total	$16	$5	$(7)
Weighted average share count	30,167,024	24,429,615	22,943,295
Adjusted earnings (loss) per share	$0.52	$0.21	$(0.29)

	Q1'25	Q4'24	Q1'24
Total equity	$395	$316	$256
Less: Intangible assets, net	208	217	244
Tangible equity	$187	$99	$12
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations, contingent earnout, warrant liability, and the exchange of our senior notes.
(3) Includes amortization or impairment of intangibles and impairment of certain other long-lived assets.

(unaudited)
(4) Beginning with the third quarter of 2024, the Company revised its definitions of adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share to adjust for all equity-based compensation in this line item, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs. Prior to the third quarter of 2024, only equity-based compensation for Replacement Restricted Stock Units (“RSUs”) and Earnout Right RSUs were included in our adjustments. As a result of this change, prior period amounts have been recast to reflect the updated presentation. Adjusted net loss before taxes decreased $1 million for the three months ended March 31, 2024 from what was previously reported. The change also resulted in a decrease to adjusted loss per share of $0.04 for the three months ended March 31, 2024 from what was previously reported.
(5) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(6) Income tax provision (benefit) adjustments to apply an effective combined corporate tax rate to adjusted net income (loss) before taxes.
(7) Calculated using the treasury stock, if-converted, or two-class method, except when anti-dilutive.
(8) Interest expense on the exchangeable senior secured notes, net of a tax effect, if dilutive, is added to adjusted net income (loss) to calculate adjusted earnings (loss) per share.

(unaudited)
Adjusted Net Income by Segment (Continuing Operations)

For the three months ended March 31, 2025
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$3	$105	$(27)	$82
Adjustments for:
Changes in fair value(2)	—	(78)	2	(76)
Amortization or impairment of intangibles and impairment of other assets(3)	9	—	—	9
Equity-based compensation(4)	—	—	2	2
Adjusted net income (loss) before taxes	$13	$28	$(23)	$18
Provision (benefit) for income taxes(6)	4	7	(6)	5
Adjusted net income (loss)	$9	$20	$(17)	$13
Exchangeable senior secured notes interest expense(7)	—	—	3	3
Total	$9	$20	$(14)	$16
Weighted average share count	30,167,024	30,167,024	30,167,024	30,167,024
Adjusted earnings (loss) per share	$0.31	$0.68	$(0.47)	$0.52

For the three months ended December 31, 2024
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$1	$(168)	$22	$(146)
Adjustments for:
Changes in fair value(2)	—	185	(44)	141
Amortization or impairment of intangibles and impairment of other assets(3)	10	—	—	10
Equity-based compensation(4)	—	—	2	2
Adjusted net income (loss) before taxes	$10	$17	$(21)	$7
Provision (benefit) for income taxes(6)	3	5	(6)	2
Adjusted net income (loss)	$8	$13	$(15)	$5
Weighted average share count	24,429,615	24,429,615	24,429,615	24,429,615
Adjusted earnings (loss) per share	$0.31	$0.52	$(0.61)	$0.21

(unaudited)

For the three months ended March 31, 2024
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$(4)	$14	$(26)	$(16)
Adjustments for:
Changes in fair value(2)	—	(7)	(2)	(9)
Amortization or impairment of intangibles and impairment of other assets(3)	9	—	1	10
Equity-based compensation(4)	1	—	3	4
Certain non-recurring costs(5)	—	—	2	2
Adjusted net income (loss) before taxes	$6	$8	$(23)	$(9)
Provision (benefit) for income taxes(6)	2	2	(6)	(2)
Adjusted net income (loss)	$5	$6	$(17)	$(7)
Weighted average share count	22,943,295	22,943,295	22,943,295	22,943,295
Adjusted earnings (loss) per share	$0.22	$0.26	$(0.76)	$(0.29)
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations, contingent earnout, warrant liability, and the exchange of our senior notes.
(3) Includes amortization or impairment of intangibles and impairment of certain other long-lived assets.
(4) Beginning with the third quarter of 2024, the Company revised its definitions of adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share to adjust for all equity-based compensation in this line item, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs. Prior to the third quarter of 2024, only equity-based compensation for Replacement RSUs and Earnout Right RSUs were included in our adjustments. As a result of this change, prior period amounts have been recast to reflect the updated presentation. Adjusted net loss before taxes decreased $1 million for the three months ended March 31, 2024 from what was previously reported. The change also resulted in a decrease to adjusted loss per share of $0.04 for the three months ended March 31, 2024 from what was previously reported.
(5) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(6) Income tax provision (benefit) adjustments to apply an effective combined corporate tax rate to adjusted net income (loss) before taxes.
(7) Interest expense on the exchangeable senior secured notes, net of a tax effect, if dilutive, is added to adjusted net income (loss) to calculate adjusted earnings (loss) per share.

Webcast and Conference Call
Management will host a webcast and conference call on Tuesday, May 6th at 5:00 pm Eastern Time to discuss the Company’s results for the first quarter ended March 31, 2025. A copy of this press release, along with a supplemental presentation, will be posted prior to the call under the “Investors” section on Finance of America’s website at https://ir.financeofamericacompanies.com/.
To listen to the audio webcast of the conference call, please visit the “Investors” section of the Company’s website at https://ir.financeofamericacompanies.com/. The conference call can also be accessed by dialing the following:
a.1-800-715-9871 (Domestic)
b.1-646-307-1963 (International)
c.Conference ID: 5706924

Replay
A replay of the call will also be available on the Company’s website approximately two hours after the conclusion of the conference call until May 13, 2025. To access the replay, visit the “Investors” section of the Company’s website at https://ir.financeofamericacompanies.com/. The replay can also be accessed by dialing 1-800-770-2030 (United States) or 1-609-800-9909 (International). The replay pin number is 5706924.

About Finance of America
Finance of America (NYSE: FOA) is a leading provider of home equity-based financing solutions for a modern retirement. In addition, Finance of America offers capital markets and portfolio management capabilities primarily to optimize the distribution of its originated loans to investors. Finance of America is headquartered in Plano, Texas.

To learn more about Finance of America Companies Inc., please visit our investor-oriented website at www.financeofamericacompanies.com and our consumer-oriented website at www.financeofamerica.com.

Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual outcomes or results to differ materially from those indicated in these statements, including those risks described below. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the Company’s objectives and plans will be achieved. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: our ability to (1) expand our customer base and acquire and originate reverse mortgage loans efficiently while maintaining loan origination quality, (2) finance our reverse mortgage portfolio, and (3) profitably securitize or otherwise monetize our reverse mortgage portfolio, all of which will in turn depend upon our ability to manage the unique challenges presented by operating as a unified modern retirement solutions platform; our ability to realize the anticipated benefits of the efforts we have undertaken to transition to a unified lending platform and to streamline and enhance our marketing and originations operations and digital capabilities and generally, our ability to operate our business profitably; our ability to respond to significant changes in prevailing interest rates and to maintain profitable business operations; our geographic market concentration if the economic conditions in our current markets should decline or if our current markets are impacted by natural disasters; our ability to achieve anticipated returns from our capital investments in technology; our use of estimates in measuring or determining the fair value of the majority of our assets and liabilities, which may require us to write down the value of these assets or write up the value of these liabilities if the estimates prove to be incorrect; our ability to prevent cyber intrusions and mitigate cyber risks; our Company may be adversely affected by the condition of the U.S. residential mortgage market and other economic, political, business, and/or competitive factors in our business markets and worldwide financial markets, including a sustained period of higher interest rates; our ability to manage changes in our licensing status, business relationships, or servicing guidelines with the Government National Mortgage Association, the United States Department of Housing and Urban Development, or other governmental entities; our ability to obtain sufficient capital and liquidity to meet the financing and operational requirements of our business and our ability to comply with our debt agreements, including warehouse lending facilities, and pay down our substantial debt; our ability to repay or refinance our debt on reasonable terms as it becomes due; our ability to manage disruptions in the secondary home loan market, including the mortgage-backed securities market; our ability to finance and recover costs of our reverse mortgage servicing operations; our ability to maintain compliance with the extensive regulations we are subject to, including consumer protection laws applicable to reverse mortgage lenders, which may be highly complex; our ability to compete with national banks, which are not subject to state licensing and operational requirements; our ability to manage various legal proceedings, federal or state governmental examinations, and enforcement investigations we are subject to from time to time, the results of which are difficult to predict or estimate; our continued ability to remain in compliance with the terms of the consent orders issued by the Consumer Financial Protection Bureau, which we assumed in connection with our acquisition of operational assets from American Advisors Group; our holding company status and dependency on distributions from Finance of America Equity Capital LLC; our ability to comply with the continued listing standards of the New York Stock Exchange (“NYSE”); our common stock trading history has been characterized by low trading volume, which may result in an inability to sell your shares at a desired price, if at all; and our “controlled company” status under the NYSE rules, which exempts us from certain corporate governance requirements and affords stockholders fewer protections.
All of these factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Please refer to “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2025, for further information on these and other risk factors affecting us, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.
Factors Affecting the Comparability of our Condensed Consolidated Statements of Operations
Beginning with the Company’s first quarter of 2025, the Condensed Consolidated Statements of Operations presentation was reclassified to combine the previously reported Gain on extinguishment of debt of $56 million for the three months ended December 31, 2024 with Non-funding interest income (expense), net.

Non-GAAP Financial Measures
The Company’s management evaluates performance of the Company through the use of certain measures that are not prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including adjusted net income (loss), adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted earnings (loss) per share, and tangible equity.
The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP. Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.
These non-GAAP financial measures should not be considered as an alternative to net income (loss), operating cash flows, or any other performance measures determined in accordance with U.S. GAAP. Adjusted net income (loss), adjusted EBITDA, adjusted earnings (loss) per share, and tangible equity have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of these metrics are: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.
Because of these limitations, adjusted net income (loss), adjusted EBITDA, adjusted earnings (loss) per share, and tangible equity should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to shareholders. We compensate for these limitations by relying primarily on our U.S. GAAP results and using our non-GAAP financial measures only as a supplement. Users of our condensed consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures.
Change in Non-GAAP Measures
Prior to the third quarter of 2024, the Company’s adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share were adjusted for equity-based compensation for only the Replacement RSUs and Earnout Right RSUs. Beginning with the third quarter of 2024, the Company revised our definitions of adjusted net income (loss), adjusted EBITDA, and adjusted earnings (loss) per share to now adjust for all equity-based compensation in the aforementioned non-GAAP measures. As a result of the change, prior period amounts have been recast to reflect the updated presentation.
Subsequent to granting the Replacement RSUs and Earnout Right RSUs, the Company has granted other equity-based awards. As these awards are non-cash expenses that are not directly correlated with operating results, the Company believes that analysts, investors, and other users of the financial statements may find this change beneficial when analyzing our operating performance and comparability to peers.
Adjusted Net Income (Loss)
We define adjusted net income (loss) as net income (loss) from continuing operations adjusted for:

1.Income taxes
2.Changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations, contingent earnout, warrant liability, and the exchange of our senior notes.
3.Amortization or impairment of intangibles and impairment of certain other long-lived assets.
4.Equity-based compensation, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs.
5.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
6.Income tax benefit (provision) adjustments to apply an effective combined corporate tax rate to adjusted net income (loss) before income taxes.
Management considers adjusted net income (loss) important in evaluating our Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted net income (loss) is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Adjusted net income (loss) provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core earnings. Adjusted net income (loss) may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.
Adjusted EBITDA
We define adjusted EBITDA as net income (loss) from continuing operations adjusted for:
1.Income taxes
2.Changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations, contingent earnout, warrant liability, and the exchange of our senior notes.
3.Amortization or impairment of intangibles and impairment of certain other long-lived assets.
4.Equity-based compensation, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs.
5.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
6.Depreciation
7.Interest expense on non-funding debt, excluding amortization of the discount related to our senior notes.
Management considers adjusted EBITDA important in evaluating the Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Adjusted EBITDA provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core earnings. Adjusted EBITDA may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.
Adjusted Earnings (Loss) Per Share
We define adjusted earnings (loss) per share as adjusted net income (loss) (defined above) plus interest expense on the exchangeable senior secured notes, net of a tax effect, if dilutive, divided by the weighted average shares outstanding, which includes outstanding Class A Common Stock plus the Class A Units of Finance of America Equity Capital owned by the noncontrolling interest on an if-converted basis, the exchange of the exchangeable senior secured notes on an if-converted basis if they are dilutive, and any shares under the treasury stock method.
Management considers adjusted earnings (loss) per share important in evaluating the Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted earnings (loss) per share is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Tangible Equity
We define tangible equity as total equity less intangible assets, net. Management uses this metric to evaluate the Company’s capital strength exclusive of intangible assets. We believe this measure is useful to analysts, investors, and creditors as it provides additional insight into the underlying equity position of the business. Tangible equity is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Tangible equity provides visibility to the underlying capital position by excluding the impact of certain items that management does not believe are representative of our core equity base. Tangible equity may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our financial strength.

Contacts:
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